Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-4 of Ultrapar Participações S.A. of our report dated September 28, 2007 relating to the financial statements of Companhia Brasileira de Petróleo Ipiranga S.A., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Auditores Independentes

Rio de Janeiro, Brazil

September 28, 2007